Exhibit 99.1

Forum Energy Technologies, Inc. Announces Operational and Financial Update
HOUSTON--(BUSINESS WIRE)-March 19, 2020-Forum Energy Technologies, Inc. (NYSE: FET) (the “Company” or “Forum”) today provided the following update on the status of the business: Cris Gaut, Chairman and Chief Executive Officer of the Company said, “We are closely monitoring the impact of COVID-19 to ensure the safety of our employees, while we preserve business continuity and work to meet our customers’ needs. Given the collapse in oil prices and the rapidly devolving outlook for drilling and completions spending, our guidance for the Company’s financial performance for the first quarter and full year 2020 previously provided during our fourth quarter earnings call is withdrawn and investors should no longer rely on this guidance. We expect our results of operations, including operating cash flow, for the first quarter and the full year 2020 to be negatively impacted as a result of lower demand for our products and by supply chain disruptions. This statement replaces and supersedes any previously issued guidance or forecast.
“Forum is a capital light and scalable business. In response to the change in outlook, we will be undertaking a number of cost reduction actions in an effort to further align the business with market activity levels. We will also continue to emphasize our winning products, many of which are aimed at cost and operating efficiency for our customers, which are critical in a low oil price environment.”
Forum has been in discussions with the largest holder of its 6.25% Senior Unsecured Notes due October, 2021 (the “Notes”), regarding a potential exchange of the Notes. In light of recent market developments, the Company and such noteholder have been unable to come to a mutual agreement for the transaction at this time. The Company will continue to evaluate liability management alternatives for the Notes prior to their October 2021 maturity.
Forum Energy Technologies is a global oilfield products company, serving the drilling, downhole, subsea, completions and production sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Exhibit 99.1

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including with respect to the Notes.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, market conditions, actions by holders of the Notes, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, the effects of the COVID-10 pandemic and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Source: Forum Energy Technologies, Inc.

Company Contact
Bill Austin
Vice President, Corporate Development and Investor Relations
281.949.2261
bill.austin@f-e-t.com

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